SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)        February 28, 1997
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                               POWERTEL USA, INC.
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             (Exact name of registrant as specified in its charter)

            Delaware                0-14873                   84-0897771
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 (State or other jurisdiction    (Commission              (I.R.S. Employer
        of incorporation)         File Number)            Identification No.)


           77-564B Country Club Drive Suite 340, Palm Desert, CA    92211
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                 (Address of principal executive offices)        (Zip Code)

Registrant's telephone number, including area code      (619) 772-3100
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         (Former name or former address, if changed since last report.)









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                               POWERTEL USA, INC.

                                      INDEX

Item Number and Caption                                        Page Number
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Item 5. Other Events .......................................        1

ITEM 5.        OTHER EVENTS.


1. On February 28, 1997, the Registrant completed the acquisition of the Theme Communications Group. The purchase price is $4 million, payable in dollar denominated preferred stock, convertible over 2 years.
      The Theme companies provide VCR and CD products on a contract basis to clients like Citibank, Chase, and Bank of America. The companies also publish specialized food and in-flight magazines. Total group revenues exceed $10 million annually.
      The companies products enable financial institutions to use a "soft sell" in their efforts to collect past due auto loan and credit card debt. The products are proven to be very effective in dramatically increasing collection rates without alienating the client.
      On March 3, 1997, a Federal Bankruptcy Court in Reno, Nevada entered an order appointing an interim Trustee to protect certain power generating assets owned by a subsidiary. of Registrant located in Fernley, Nevada, which were purportedly the subject of a liquidation sale on February. 17, 1997, three days after an involuntary bankruptcy petition was filed by three creditors. Registrant is contesting the validity of the filing of the involuntary petition by the three creditors, one of which is a former officer and director of Registrant. The interim Trustee is expected to challenge the sale of the power generating assets.

2. The Nasdaq stock market informed the registrant that effective March 5, 1997, the Company's shares would be de-listed from the Small Cap market, The shares will continue to trade on the electronic bulletin board.





                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                          POWERTEL USA, INC.

                                           /s/ Kevin J. Quinn
                                          ---------------------------
                                          Kevin J. Quinn, Secretary

                                          Date   March 5, 1997
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